UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019
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Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 S. Delaware St., Suite 400
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 357-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 18, 2019, Clifton Thomas Weatherford informed Guidewire Software, Inc. (the “Company”) of his desire to retire from the Company’s Board of Directors (the “Board”) and the Board’s audit and business opportunities committees, effective immediately. His retirement is not the result of any disagreement with the Company. Catherine P. Lego, a current member of the Board and audit committee, had been previously appointed chairperson of the Board’s audit committee on December 9, 2019. The Company thanks Mr. Weatherford for more than 12 years of meritorious service as a member of the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 17, 2019, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The five proposals considered at the Annual Meeting are described in detail in the Company's 2019 definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 18, 2019, as supplemented on December 9, 2019. Present at the Annual Meeting in person or by proxy were holders of 78,454,003 shares of the Company’s common stock, representing a majority of the Company’s issued and outstanding shares as of October 21, 2019, the record date for the Annual Meeting, and constituting a quorum under the Company’s Bylaws. The following proposals were voted upon and the final results with respect to each such proposal are set forth below:

1. Election of Directors

The stockholders elected each of the three persons named below to serve as a Class II director of the Company for a one-year term that expires at the Company’s annual meeting of stockholders in 2020. The results of such vote were:

Director Name	Votes For	Withheld	Broker Non-Votes
Margaret Dillon	73,638,070	1,135,217	3,680,716
Michael Keller	74,077,213	696,074	3,680,716
Mike Rosenbaum	74,267,187	506,100	3,680,716

2. Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2020. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,761,034	464,137	228,832	-

3. Advisory Vote on Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2019 definitive proxy statement. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,070,599	833,108	869,580	3,680,716

4. Amendment and Restatement of the Company’s Restated Certificate of Incorporation to Eliminate the Classified Structure of the Board

The stockholders approved the amendment and restatement of the Company’s restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to eliminate the classified structure of the Board. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,470,973	42,245	260,069	3,680,716

5. Stockholder Proposal Requesting Majority Voting For The Election Of Directors

The stockholders approved the stockholder proposal regarding majority voting for the election of the Company’s directors. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,605,539	8,854,779	312,969	3,680,716

Item 8.01 Other Events.

On December 17, 2019, following approval by the Board and by the stockholders of the Company at the Annual Meeting, the Company filed its Amended and Restated Certificate of Incorporation, as set forth in the Company’s 2019 definitive proxy statement. The Amended and Restated Certificate of Incorporation provides for the annual election of directors for one-year terms, commencing upon the expiration of the directors’ current terms, beginning with directors elected at the Annual Meeting.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer